Exhibit 3.1

AMENDED AND RESTATED BYLAWS

of

INDEPENDENT BANK CORPORATION

A Michigan Corporation
(Conformed Through January 24, 2017)

ARTICLE I.  OFFICES

Section 1.  Registered Office.  The registered office of the Corporation shall be as specified in the Articles of Incorporation. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record thereof, at its registered office or at the office of its transfer agent.

Section 2.  Other Offices.  The business of the Corporation may be transacted in such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

ARTICLE II.  CAPITAL STOCK

Section 1.  Stock Certificates.  Certificates representing shares of the Corporation shall be in such form as is approved by the Board of Directors.  Certificates shall be signed by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, and shall be sealed with the seal of the Corporation, or a facsimile thereof, if one is adopted.  The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself, or its employees.  In the event an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2.  Replacement of Lost or Destroyed Certificates.  In the event of the loss or destruction of a stock certificate, no new certificate shall be issued in place thereof until the Corporation has received from the registered holder such assurances, representations, warranties and/or guarantees as the Board of Directors, in its sole discretion, shall deem advisable, and until the Corporation receives sufficient indemnification protecting it against any claim that may be made on account of such loss or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with sureties, if any, as the Board of Directors, in its sole discretion, deems advisable.  Any new certificate issued in place of any such lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

Section 3.  Transfer of Shares.  The Board of Directors may appoint a transfer agent or registrar of transfer and, upon such appointment, capital shares of the Corporation shall be transferable only upon the books of the transfer agent or registrar of transfer.  The old certificates shall be surrendered by delivery to the transfer agent or registrar, promptly endorsed for transfer, and the old certificates shall be cancelled before a new certificate is issued.  The signature of an officer required by Section 1 of this Article II, and the corporate seal, if any, may be facsimiles if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employees.  If an officer whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.  The transfer agent or registrar of transfer shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the dates when they became holders of record thereof, respectively.  The Corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the state of Michigan.

Section 4.  Rules Governing Stock Certificates.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and a registrar of transfer, and may require all such certificates to bear the signature of such transfer agent and/or such registrar of transfers.

Section 5.  Record Date for Stock Rights.  The Board of Directors may fix, in advance, a date not exceeding sixty (60) days preceding the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of capital stock; and in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividends, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed.

In the event the Board of Directors shall fail to fix a record date as provided in this Section 5 of Article II, the record date for the purposes specified herein shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

Section 6.  Dividends.  The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon its outstanding shares out of funds legally available for such purposes, which dividends may be paid in cash, the Corporation's bonds or the Corporation's property, including the shares or bonds of other corporations.  In addition to the declaration of dividends and other distributions provided in this Section 6 of Article II, the Board of Directors, in its discretion, from time to time may declare and direct the payment of a dividend in shares of this Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act.

Section 7.  Acquisition of Shares.  Subject to the limitations of the Michigan Business Corporation Act, the Board of Directors may authorize the Corporation to acquire its own shares, and shares so acquired shall constitute authorized but unissued shares.

Section 8.  Inapplicability of Control Share Acquisition Provisions of the Michigan Business Corporation Act.  Pursuant to Section 794 of the Michigan Business Corporation Act (the "Act"), Chapter 7B of the Act and any successor provision thereof does not apply to control share acquisitions of shares of the Corporation on or after December 8, 2008.  The term "control share acquisitions" as used herein shall have the meaning ascribed to it in Chapter 7B of the Act or any successor provision thereof.

ARTICLE III.  SHAREHOLDERS

Section 1.  Place of Meetings.  Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, if a meeting of shareholders is to be held at a place other than the registered office of the Corporation, the notice of the meeting shall designate such place.

Section 2.  Annual Meeting.  Annual meetings of shareholders for the election of directors and for such other business as may come before the meeting shall be held on a date not later than 180 days after the end of the immediately preceding fiscal year, which date shall be determined by the Board of Directors.  If the annual meeting is not held on the designated date, the Board of Directors shall cause a meeting to be held as soon thereafter as convenient.

Section 3.  Special Meetings.  Special meetings of shareholders may be called by the Chairman of the Board, the President or the Secretary, and shall be called by either of them pursuant to resolution therefor by the Board of Directors, or upon receipt by them of a request in writing, stating the purpose or purposes thereof, and signed by shareholders of record owning at least three-fourths (3/4) of the voting shares of the Corporation's issued and outstanding capital stock.

Section 4.  Record Date for Notice and Vote.  For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board.  The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting.  If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held.  When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section 4, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

Section 5.  Notice of Shareholder Meetings.  Written notice of the time, place and purposes of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting.  Such notice may be given either by delivery in person to such shareholders or by mailing such notice to shareholders at their addresses as the same appear on the stock books of the Corporation.

A shareholder's attendance at a meeting, in person or by proxy, constitutes a waiver of his objection to lack of notice or defective notice of the meeting unless, at the beginning of the meeting, the shareholder objects to holding the meeting or transacting business at the meeting, and constitutes a waiver of his objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6.  Voting Lists.  The Corporation's officer or agent having charge of its stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series, and shall show the address of, and the number of shares held by each share holder.  The list shall be produced at the time and place of the meeting of shareholders and be subject to inspection by any shareholder at any time during the meeting.  If for any reason the requirements with respect to the shareholder list specified in this Section 6 of Article III have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

Section 7.  Voting.

(A) General. Except as may otherwise be provided in the Articles of Incorporation, each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder;  provided,  however, no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the chairperson of the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by express requirement of the Michigan Business Corporation Act or of the Articles of Incorporation, in which case such express provision shall govern and control the decision of such question.

(B) Election of Directors. The vote required for the election of a director shall, except in a contested election, be the affirmative vote of a majority of the votes cast in the election of a nominee. For purposes of this Section 7(B), a "majority of the votes cast" shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election, with "abstentions" and "broker nonvotes" not counted as votes cast either "for" or "against" that director's election. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders. An election shall be considered contested if there are more nominees for election than positions on the Board of Directors to be filled by election at that meeting.

In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall immediately tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results for that meeting.

Section 8.  Quorum.  Shares equaling a majority of all of the voting shares of the capital stock of the Corporation issued and outstanding represented in person or by proxy, shall constitute a quorum at the meeting.  Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a further date without further notice other than the announcement at such meeting, and when the quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any meeting of shareholders may continue to do business until adjournment, notwithstanding the withdrawal of shareholders to leave less than a quorum.

Section 9.  Conduct of Meetings.  The Chairman of the Board of Directors of the Corporation or his designee shall call meetings of the shareholders to order and shall act as chairman of such meetings unless otherwise determined by the affirmative vote of a majority of all the voting shares of the capital stock of the Corporation issued and outstanding.  The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but in the absence of the Secretary at any meeting of shareholders, or his inability or refusal to act as secretary, the presiding officer may appoint any person to act as secretary of the meeting.

Section 10.  Inspector of Elections.  The Board of Directors may, in advance of a meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof.  In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the meeting of shareholders may, and on request of a shareholder entitled to vote shall, appoint one or more persons to fill such vacancy or vacancies, or to act as inspector.  The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

Section 11.   Notification of Shareholder Proposals.  The Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at any meeting of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting; (a) who submits to the Corporation a timely Notice of Proposal in accordance with the requirements of this Section 11 and the proposal is a proper subject for action by shareholders under Michigan law; or (b) whose proposal is included in the Corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission.

Each shareholder's Notice of Proposal shall set forth:

(i)          The name and address of the shareholder submitting the proposal, as they appear on the Corporation's books and records;

(ii)          A representation that the shareholder (1) is a holder of stock of the Corporation entitled to vote at such meeting, (2) will continue to hold such stock through the date on which the meeting is held, and (3) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

(iii)          A brief description of the proposal desired to be submitted to the meeting for shareholder vote and for the reasons for conducting such business at the meeting; and

(iv)          A description of any financial or other interest of such shareholder in the proposal.

A Notice of Proposal must be given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the first anniversary of the preceding year's annual meeting of shareholders, or if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of the meeting.

The Secretary of the Corporation shall notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Section 11.  The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

ARTICLE IV.  DIRECTORS

Section 1.  Board of Directors.  Except as may otherwise be provided in the Corporation's Articles or Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by a Board of Directors.  The size of the Board, the classification of the Board, the manner of filling vacancies occurring in the Board, nominations for directors, and removal of directors shall be as provided for in the Corporation's Articles of Incorporation.

Section 2.  Place of Meetings and Records.  The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, Board of Directors, and executive and other committees, if any, and keep the books and records of account for the Corporation, in such place or places, within or outside the State of Michigan, as the Board may from time to time determine.

Section 3.  Annual Meetings of Directors.  The newly elected Directors shall hold  their first meeting promptly after the Annual Meeting of Shareholders at which they were elected, for purposes of electing officers of the Corporation and transacting such other business as may properly come before the meeting.  No notice of such meeting, other than these Bylaws, shall be necessary in order to legally constitute the meeting, provided a quorum is present.

Section 4.  Regular Meetings of the Board.  Regular meetings of the Board of Directors may be held at such times and places and pursuant to such notice, if any, as may be established from time to time by resolution of the Board of Directors.

Section 5.  Special Meetings of the Board.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary, and shall be called by one of them upon the written request of a majority of the Directors. Notice of the time and place of special meetings of the Board shall be given by facsimile or by telephone to each director at least two (2) hours prior thereto.  Attendance of a Director at a special meeting constitutes a waiver of notice of the meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  Meeting Participation By Means Of Communication Equipment.  Members of the Board of Directors or any committee designated by the Board of Directors may participate in the meeting of the Board of Directors or of such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

Section 7.  Quorum and Vote.  At all meetings of the Board or a committee thereof, a majority of the members of the Board of Directors then in office or members of such committee, but not less than two (2) (if there are at least two (2) members of the Board or such committee) shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee.  If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present thereat may adjourn the meeting from time to time into another place without notice other than an announcement at the meeting until a quorum shall be present.

Section 8.  Action of the Board Without a Meeting.  Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office, or of such committee, consent thereto in writing.  Such written consent shall be filed with the minutes of the proceedings of the Board of Directors and the consent shall have the same effect as a vote of the Board of Directors for all purposes.

Section 9.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. In the absence or in the event of the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  A committee and each member thereof shall serve at the pleasure of the Board.

Any committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.  No committee, however, shall have the power or authority to amend the Articles of Incorporation or Bylaws of the Corporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or fill vacancies in the Board of Directors.  The committee shall not have the power or authority to declare a distribution, dividend or authorize the issuance of stock unless such power is granted to such committee by specific resolution of the Board of Directors.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 10.  Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board or of any committees of which they are a member, and may be paid a fixed sum for attendance at each meeting of the Board or such committee, and/or a stated fee for serving as a director or for serving on any such committee.

ARTICLE V.  OFFICERS

Section 1.  Designation of Officers.  The officers of the Corporation shall consist of such officers as the Board of Directors shall determine from time to time, and may include a Chairman of the Board, a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other or different offices as may be established by the Board of Directors.  The officers of the Corporation need not be directors or shareholders.  Any two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers.

Section 2.  Election of Officers.  The officers of the Corporation shall be elected at the first meeting of the Board of Directors, or by action taken pursuant to written consent, after the annual meeting of shareholders.  Officers shall hold office for the term of their election and until their respective successors are elected and qualified, or until resignation or removal.

Section 3.  Resignation and Removal.  An officer may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.  The Chairman or President may be removed at any time, with or without cause, but only on the affirmative vote of a majority of the full Board of Directors.  All vice presidents, the secretary and the treasurer may be removed at any time, with or without cause, by the President or by majority vote of the directors present at any meeting.  Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 2 of Article V of these Bylaws may be removed at any time, with or without cause, by a majority vote of directors present in a meeting, by the President or any committee authorized to do so by resolution of the Board.

Section 4.  Compensation of Officers.  The Board of Directors, by affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of officers for services to the Corporation.

Section 5.  Chairman of the Board.  The Chairman of the Board of Directors, if one be elected, shall be elected by the directors from among the directors then serving.  The Chairman of the Board shall preside at all meetings of the Board of Directors and meetings of the shareholders, and shall perform such other duties as from time to time may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 6.  President.  The President shall be the chief executive officer of the Corporation and shall have such authority and shall have general supervision, direction, and control of the business of the Corporation, as well as the duty and responsibility to implement and accomplish the objectives of the Corporation.  In the absence or nonelection of the Chairman of the Board of Directors, the President shall preside at all meetings of the Board of Directors and meetings of the shareholders.

Section 7.  Vice Presidents.  The Vice Presidents shall have such authority and shall perform such duties as shall be assigned to them by the Board of Directors and may be designated by such special titles as the Board of Directors shall approve.

Section 8.  Treasurer.  The Treasurer, or other officer performing the duties of a Treasurer, shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or President taking proper vouchers for such disbursements.  The Treasurer shall render to the President and Board of Directors, or any member thereof, at such times as they may request within reason, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  In general the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors.  The Treasurer may be required to give bond for the faithful performance of his duties in such sum and with such surety, at the expense of the Corporation, as the Board of Directors may from time to time require.

Section 9.  Secretary.  The Secretary shall give or cause to be given notice of all meetings of shareholders and Directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect to do so, any such notice may be given by the shareholders upon whose requisition the meeting is called, as provided in these Bylaws.  The Secretary shall record all the proceedings of the meetings of the shareholders and of the Directors in one or more books provided for that purpose.  The Secretary shall have custody of the seal of the Corporation, if one be provided, and shall affix the same to all instruments requiring it when authorized by the Directors or the President.  The Secretary shall have such authority and perform such other duties as may be assigned by the Board of Directors.

Section 10.  Other Offices.  Other officers elected by the Board of Directors shall have such authority and shall perform such duties in the management of the Corporation as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 11.  Bonds.  If the Board of Directors shall so require, the treasurer, and the assistant treasurer and/or other officer or agent of the Corporation, shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of the respective duties and offices.

ARTICLE VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.  Loans.  No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

Section 3.  Checks.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.  Deposits.  All funds of the Corporation, not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may determine.

ARTICLE VII.  MISCELLANEOUS

Section 1.  Fiscal Year.  The fiscal year of this Corporation shall end on the 31st day of December of each year.

Section 2.  Notices.  Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation for this Corporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by mail, by depositing the same in a Post Office box, postage prepaid, addressed to the person entitled thereto at his last known Post Office address, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

Section 3.  Waiver of Notice.  Whenever any notice is required to be given under the provisions of any law, or the Articles of Incorporation for this Corporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 4.  Voting of Securities.  Securities of another corporation, foreign or domestic, standing in the name of this Corporation which are entitled to vote shall be voted, in person or by proxy, by the President of this Corporation or by such other or additional persons as may be designated by the Board of Directors.

ARTICLE VIII.  AMENDMENTS

Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, these Bylaws may be amended, repealed or new Bylaws adopted either by a majority vote of the Board of Directors at a regular or special meeting of the Board, or by vote of the holders of a majority of the stock of the Corporation voting at any annual or special meeting, if notice of the proposed amendment, repeal or adoption be contained in the notice of such meeting.